SUB-ITEM 77I:  Terms of new or amended securities
77I(b) - Attached is the Amended and Restated Multiple
 Class Plan of The Huntington Funds. The information contained in the attached Exhibit serves as the description of Investment A Shares, Investment B

Shares, Trust Shares and Interfund Shares as required by this Item.

HUNTINGTON FUNDS
MULTIPLE CLASS PLAN
Amended and Restated April 30, 2003


This Multiple Class Plan ("Plan") is adopted by the
HUNTINGTON FUNDS (the "Trust"), a Massachusetts business trust, with respect to all of the classes of shares ("Classes") of all of the series of the Trust
(the "Funds").

1.	Purpose

The Board of Trustees of the Trust, including a majority
of the Trustees
who are not "interested persons" of the Trust, as such
term is defined
by the Investment Company Act of 1940, as amended
(the "1940 Act"), has determined to adopt this Plan,
as amended and restated, in accordance
with Rule 18f-3(d) under the 1940 Act to enable the
Funds to provide
appropriate services to certain designated Classes.
2.	Separate Arrangements/Class Differences
a. Designation of Classes:  Each of the Funds may
offer up to three
classes of shares:  Investment A Shares, Investment
B Shares and
Trust Shares.  In addition, the Huntington Money Market
Fund may
offer Interfund Shares.
b. Sales Charges:  Purchases of Investment A Shares
are subject to
a front-end sales charge, certain redemptions of
Investment A Shares
are subject to contingent deferred sales charges,
and certain redemptions
of Investment B Shares are subject to a contingent
deferred sales
charge, each as described in the applicable prospectus
or statement of additional information.  Purchases and
redemptions of Trust Shares
and Interfund Shares are not subject to sales charges.
Quantity
discounts, accumulated purchases, concurrent purchases,
purchases in
conjunction with a letter of intent, reinstatement
privileges, systematic withdrawals, waivers and other
purchases at net asset value as they
relate to Investment A Shares are as described in the
applicable
prospectus or statement of additional information.
Waivers of contingent deferred sales charges as they
relate to Investment B Shares are as
described in the applicable prospectus or statement of
additional
information.
c. Distribution of Shares:  Investment A Shares and
Investment B Shares
may be purchased through The Huntington Investment
Company, Huntington
Personal Bankers, as well as from the Trust's
Distributor.  Trust Shares
may be purchased through procedures established by the
Distributor in
connection with the requirements of fiduciary, advisory,
agency and other similar accounts maintained by or on behalf of customers of Huntington
Bank or its affiliates or correspondent banks as well as
similar customers
of third party financial institutions.  Interfund Shares
may only be
purchased by the bond and equity funds of the Huntington
Funds.
d. Minimum Investment Amounts:  The minimum initial
investment for
Investment A Shares, Investment B Shares or Trust Shares is $1,000 for investments made outside the Systematic Investment Program and $50 for investments made within the Systematic Investment Program. Subsequent investments in Investment
A Shares or Investment B Shares are subject to
a $50 minimum.  Subsequent investments in Trust Shares are
subject to a
$500 minimum for investments made outside the Systematic
Investment
Program and $50 for investments made within the Systematic
Investment
Program.  There is no minimum or subsequent investment amount for Interfund Shares.
e. Voting Rights:  Shareholders of each class are entitled to one vote for
each share held on the record date for any action requiring a vote by the shareholders and a proportionate fractional vote for each fractional share held.  Shareholders of the Trust will vote in the aggregate and not by
Fund or class, except (i) as otherwise expressly required by law or when
the Trustees determine that the matter to be voted upon affects only the interests of shareholders of a particular Fund or class, and (ii) only holders of Investment A Shares and/or Investment B Shares will be entitled
to vote on matters applicable to one or both classes submitted to shareholder vote with respect to the Trust's Distribution and Shareholder Services Plan adopted pursuant to Rule 12b-1
(the "Rule 12b-1 Plan").
3.	Expense Allocations
All or a portion of certain expenses may be attributable only to a particular class of shares of each Fund. These class expenses are charged directly to the net assets of the particular class and are borne on a pro rata basis by the shareholders of that class. The expenses incurred pursuant to the Rule 12b-1 Plan will be borne solely by the holders of Investment
A Shares and Investment B Shares classes, as specified in the Rule 12b-1 Plan. Shareholder servicing fees will be borne solely by the holders of
Investment A Shares, Investment B Shares or Trust Shares.
Certain other expenses, not including advisory or custodial fees or other expenses related to the management of the Trust's assets, may, in the discretion of the Board of Trustees, also be charged to a particular class if such expenses are incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. All other expenses will be allocated to each class on the basis of the relative net asset value of that class in relation to the net asset value of the Fund.

4.	Exchange Features

Shareholders may exchange Trust Shares in any Fund for Trust
Shares
in any other Fund at the respective net asset values next determined after receipt of the request in good order.

Shareholders may exchange Investment A Shares in any Fund for Investment A Shares in any other Fund offering Investment A Shares at the respective net asset value next determined after receipt of the request in good order, plus any applicable sales charge. No sales charge applies when Investment A Shares are exchanged from a Fund that imposes a sales charge to a Fund with no sales charge. If a shareholder seeks to exchange Investment A Shares of a Fund that does not impose a sales charge for Investment A Shares of a
Fund that imposes a sales charge, the shareholder will be required to pay the applicable sales charge of the Fund into which the Investment A Shares are exchanged. In all cases, shareholders will be required to pay a sales charge only once.

Shareholders may exchange Investment B Shares in any Fund for Investment B Shares in any other Fund offering Investment B shares at the respective net asset value next determined after receipt of the request in good order.

5.	Conversion Feature
Investment B Shares (together with any Investment B Shares purchased through the reinvestment of a dividend or distribution with respect to those
Investment B Shares) which are held for eight years from the date of purchase will automatically convert to Investment A Shares of the same series of the Trust based on the relative net asset values of Investment A Shares and Investment B Shares, without the imposition of any sales charge or any other fee. The holding periods for shares which have been exchanged will be added together for purposes of determining the conversion date.

6.	Dividends
As a result of fees charged by Investment A Shares and Investment B Shares under the Rule 12b-1 Plan as well as under shareholder servicing arrangements, dividends payable on Investment A Shares, Trust Shares and Interfund Shares may be more than dividends payable on Investment B Shares, dividends payable on Trust Shares and Interfund Shares may be more than dividends payable on Investment A Shares or Investment B Shares, dividends payable on Interfund Shares may be more than dividends payable on Trust Shares, and dividends payable on Investment A Shares may be more than dividends payable on Investment B Shares.

7.	Termination and Amendment
This Plan may be terminated or amended pursuant to the requirements of
Rule 18f-3(d) under the 1940 Act.

8.	Effectiveness
This Plan shall become effective with respect to each class, (i) to the extent required by Rule 18f-3, after approval by a majority vote of:
(a) the Trust's Board of Trustees; (b) the members of the Board of the Trust who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of the Trust's Plan and/or (ii) upon execution of an exhibit adopting this Plan with respect to such class.


Amended as of April 30, 2003
	EXHIBIT
to
THE HUNTINGTON FUNDS
MULTIPLE CLASS PLAN


Fund		Effective Date

Money Market Fund
	Investment A Shares	April 18, 1995
	Investment B Shares	April 26, 2000
	Trust Shares	April 18, 1995
	Interfund Shares	August 16, 2001
Ohio Municipal Money Market Fund
	Investment A Shares	April 18, 1995
Trust Shares	April 18, 1995
U.S. Treasury Money Market Fund
	Investment A Shares	April 18, 1995
	Trust Shares	April 18, 1995
Growth Fund
	Investment A Shares	April 18, 1995
	Investment B Shares	April 26, 2000
	Trust Shares	April 18, 1995
Mortgage Securities Fund
	Investment A Shares	April 18, 1995
	Investment B Shares	April 30, 2003
	Trust Shares	April 18, 1995
Ohio Tax-Free Fund
	Investment A Shares	April 18, 1995
	Investment B Shares	April 30, 2003
	Trust Shares	April 18, 1995
Fixed Income Securities Fund
	Investment A Shares	April 18, 1995
	Investment B Shares	April 26, 2000
	Trust Shares	April 18, 1995
Income Equity Fund
	Investment A Shares	October 26, 1996
	Investment B Shares	April 26, 2000
	Trust Shares	October 26, 1996
Short/Intermediate Fixed Income Securities Fund
	Investment A Shares	April 30, 2003
	Trust Shares	October 26, 1996
Michigan Tax-Free Fund
	Investment A Shares	March 31, 1998
	Investment B Shares	April 30, 2003
	Trust Shares	March 31, 1998

Intermediate Government Income Fund
	Investment A Shares	April 6, 1998
	Investment B Shares	April 30, 2003
	Trust Shares	April 6, 1998
Florida Tax-Free Money Fund
	Investment A Shares	October 21, 1998
	Trust Shares	October 21, 1998
Dividend Capture Fund
	Investment A Shares	March 1, 2001
	Investment B Shares	March 1, 2001
	Trust Shares	March 1, 2001
International Equity Fund
	Investment A Shares	March 1, 2001
	Investment B Shares	March 1, 2001
	Trust Shares	March 1, 2001
Mid Corp America Fund
	Investment A Shares	March 1, 2001
	Investment B Shares	March 1, 2001
	Trust Shares	March 1, 2001
New Economy Fund
	Investment A Shares	March 1, 2001
	Investment B Shares	March 1, 2001
	Trust Shares	March 1, 2001
Rotating Index Fund (to be renamed Rotating Markets Fund (4/30/03)
	Investment A Shares	May 1, 2001
	Trust Shares	May 1, 2001
Situs Small Cap Fund
	Investment A Shares	August 1, 2002
	Investment B Shares	August 1, 2002
	Trust Shares	August 1, 2002


Witness the due execution hereof as of this 30th day of April, 2003.


HUNTINGTON FUNDS



By:  /s/ James E. Ostrowski
Name:  James E. Ostrowski
Title:  Vice President






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